THE PITCAIRN FUNDS
                                   SUITE 3000
                             165 TOWNSHIP LINE ROAD
                              JENKINTOWN, PA 19046

              I HEREBY CONSENT TO THE FILING OF THIS OPINION AS AN EXHIBIT TO THE REGISTRATION STATEMENT AND TO THE REFERENCES TO MY OPINION IN THE INFORMATION ABOUT THE REORGANIZATION SECTION OF THE REGISTRATION STATEMENT

October 31, 2001

Pitcairn Small Cap Fund
One Pitcairn Place, Suite 3000
165 Township Line Road
Jenkintown, PA 19046

To Whom It May Concern:

This letter is being provided in connection with the Plan of Reorganization (the "Plan of Reorganization") by and between The Pitcairn Funds (the "Trust") on behalf of two of its series, Small Cap Fund ("Acquired Fund") and Small Cap Core Fund ("Acquiring Fund"). Other than the matters addressed in my opinion below, pursuant to the Plan of Reorganization, I have not addressed myself to the applicability of any other federal or state laws or matters.

I have served, inter alia, as counsel to the Trust in connection with the Plan of Reorganization and have examined such public and Trust records as I have deemed relevant and necessary in connection with this opinion. I am an attorney admitted to practice and in good standing in the Commonwealth of Pennsylvania.

As counsel to the Trust, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights, I hereby am of the opinion that:

          (1) Acquiring Fund is a series of the Trust, a business trust organized under the laws of the state of Delaware on March 24, 2000 and is a validly existing business trust and in good standing under the laws of that state;

          (2) The Trust is authorized to issue an unlimited number of shares of beneficial interest, no par value, of Acquiring Fund. Assuming that the initial shares of beneficial interest of Acquiring Fund were issued in accordance with the 1940 Act, and the Declaration of Trust and By-laws of the Trust, and that all other outstanding shares of Acquiring Fund were sold, issued and paid for in accordance with the terms of Acquiring Fund's prospectus in effect at the time of such sales, each such outstanding share of Acquiring Fund is fully paid, non-assessable, freely transferable and has full voting rights;

          (3) Acquiring Fund is a diversified series of the Trust, an open-end investment company of the management type registered as such under the 1940 Act;

          (4)  Except as  disclosed  in  Acquiring  Fund's  currently  effective prospectus, I do not know of any material suit, action, or legal or administrative proceeding pending or threatened against Acquiring Fund, the unfavorable outcome of which would materially and adversely affect Acquiring Fund;

          (5) Acquiring Fund Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in this Plan, will have been validly issued and fully paid and will be non-assessable by the Trust on behalf of Acquiring Fund;

          (6) All  actions  required  to be taken  by the  Trust  on  behalf  of
     Acquiring Fund to authorize this Plan and to effect the Plan of Reorganization contemplated hereby have been duly authorized by all necessary action on the part of the Trust on behalf of Acquiring Fund;

          (7) Neither the execution, delivery, nor performance of this Plan by the Trust on behalf of Acquiring Fund violates any provision of its Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to me to which the Trust is a party or by which the Trust is otherwise bound; this Plan is the legal, valid and binding obligation of the Trust on behalf of Acquiring Fund and is enforceable against the Trust on behalf of Acquiring Fund in accordance with its terms; and

          (8) The registration statement of the Trust, of which the prospectus dated February 28, 2002, as amended, of Acquiring Fund is a part (the "Prospectus") is, at the time of the signing of this Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Prospectus became effective, or at the time of the signing of this Plan, or at the Closing, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which I do not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and I know of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

All capitalized terms that are used in this opinion but that are not defined herein have the meanings given them in the Plan of Reorganization.

The above opinion does not express any opinion or belief as to the financial statements or other financial data, or as to the information relating to the Acquiring Fund contained in such Registration Statement of the Trust and in Form N-14, and such opinion is solely for the benefit of the Trust, its Trustees and officers. This opinion may not be relied upon by or quoted to any other person without the consent of the undersigned.

Sincerely,

/s/ Lawrence R. Bardfeld, Esquire

Lawrence R. Bardfeld
Counsel to the Trust